EXHIBIT 32

                                  CERTIFICATION

                           Pursuant to 18 U.S.C. 1350

                 (Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report on Form 10-Q of Affinity Mediaworks

Corp. (the "Company") for the period ended July 31, 2009, as filed with the

Securities and Exchange Commission on the date hereof (the "Report"), Yulia

Nesterchuk, hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of Section 13(a) or

          15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 14, 2008       BY: /s/ Yulia Nesterchuk

                              --------------------------------------------------

                              Yulia Nesterchuk

                              President, Principal Executive Officer, Treasurer,

                              Principal Financial Officer, Principal Accounting

                              Officer and sole member of the Board of Directors.

This certification accompanies each Report pursuant to ss. 906 of the

Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the

Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the

Securities and Exchange Commission or its staff upon request.